Exhibit 12
                                                                     ----------

                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)

                                                    Thirteen Weeks Ended              Thirty-Nine Weeks Ended
--------------------------------------------------------------------------------------------------------------------
                                               February 27,      February 28,      February 27,     February 28,
                                                   2000              1999              2000             1999
--------------------------------------------------------------------------------------------------------------------
Consolidated Earnings from Operations
   Before Income Taxes.....................     $   72,715        $   58,517        $  183,907       $  137,045
Plus Fixed Charges.........................         12,151             9,673            32,504           30,120
Less Capitalized Interest..................           (441)             (117)           (1,340)            (637)
                                                ----------        ----------        ----------       ----------

Consolidated Earnings from Operations
   Before Income Taxes Available to
   Cover Fixed Charges.....................     $   84,425        $   68,073        $  215,071       $  166,528
                                                ==========        ==========        ==========       ==========

Ratio of Consolidated Earnings to Fixed
   Charges.................................           6.95              7.04              6.62             5.53
                                                ==========        ==========        ==========       ==========

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

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